UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

July 18, 2007

NEWMONT MINING CORPORATION

(Exact name of registrant as specified in its charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-31240

(Commission File Number)

84-1611629

(I.R.S. Employer Identification Number)

1700 Lincoln Street

Denver, Colorado 80203

(Address and zip code of principal executive offices)

(303) 863-7414

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 18, 2007, the Board of Directors (the “Board”) of Newmont Mining Corporation (the “Company”) elected Russell Ball as the Company’s Senior Vice President and Chief Financial Officer, effective immediately, and subject to no fixed term. Mr. Ball, age 39, served as Vice President and Chief Accounting Officer of the Company from April 2007 to July 2007, Vice President and Controller from August 2004 to April 2007, and Group Executive, Investor Relations, from May 2002 to August 2004.

In connection with Mr. Ball’s election as Senior Vice President and Chief Financial Officer, the Company increased his annual base salary from $370,000 to $420,000. There is no arrangement or understanding between Mr. Ball and any other persons pursuant to which he was elected as the Senior Vice President and Chief Financial Officer.

On July 18, 2007, the Board designated Roger Johnson as the Company’s Controller and Chief Accounting Officer, effective immediately, and subject to no fixed term. Mr. Johnson, age 50, served as Assistant Controller for the Company from August 2004 to July 2007. Mr. Johnson also served as Operations Controller from April 2004 to August 2004 and Regional Controller, Australia from August 2003 to April 2004. Prior to joining the Company, Mr. Johnson served as Senior Vice President, Finance and Administration at Pasminco Zinc from July 2002 to April 2003. In connection with Mr. Johnson’s election as Controller and Chief Accounting Officer, his annual base salary was established at $235,000. There is no arrangement or understanding between Mr. Johnson and any other persons pursuant to which he was elected as Controller and Chief Accounting Officer.

Also on July 18, 2007, in connection with the election of Richard T. O’Brien to President and Chief Executive Officer, the Board increased Mr. O’Brien’s annual base salary from $700,000 to $900,000, effective July 1, 2007.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEWMONT MINING CORPORATION

By:	/s/ Sharon E. Thomas
Name:	Sharon E. Thomas
Title:	Vice President and Secretary

Dated: July 24, 2007